Exhibit 99.1
CVR Partners, LP Files Registration Statement
With SEC for Proposed Initial Public Offering
SUGAR LAND, Texas (Feb. 27, 2008) — CVR Partners, LP today announced that it has filed a registration statement with the Securities and Exchange Commission relating to the proposed initial public offering of its common units. All common units to be sold will be offered by CVR Partners, LP.
Copies of the preliminary prospectus relating to this offering may be obtained, when available, by contacting CVR Partners, LP, Attn: Investor Relations, 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.
A registration statement relating to the securities has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP owns Coffeyville Nitrogen Fertilizers, LLC which operates an ammonia and urea ammonium nitrate fertilizer business located in Coffeyville, Kan.
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For further information, please contact:

Investor Relations:	Media Relations:
Stirling Pack, Jr.	Steve Eames
CVR Energy, Inc.	CVR Energy, Inc.
281-207-3464	281-207-3550
InvestorRelations@CVREnergy.com	MediaRelations@CVREnergy.com
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